Exhibit 10.4

COMMUNITY HEALTH SYSTEMS, INC.

AMENDED AND RESTATED STOCK OPTION AND AWARD PLAN
NONQUALIFIED STOCK OPTION AGREEMENT (DIRECTOR)

THIS AGREEMENT, made as of the        day of                              (the “Grant Date”), between Community Health Systems, Inc. (the “Corporation”), and                                     , whose address is                                              (the “Optionee”).

WHEREAS, the Corporation has adopted the Community Health Systems, Inc. Amended and Restated 2000 Stock Option and Award Plan (the “Plan”) in order to provide additional incentive to certain employees, officers and directors of the Corporation and its subsidiaries; and

WHEREAS, the Committee responsible for administration of the Plan has determined to grant an option to the Optionee as provided herein;

NOW THEREFORE, the parties hereto agree as follows:

1.             Grant of Option.

1.1           The Corporation hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of                            (number spelled) whole Shares (such number being subject to adjustment as provided in Section 10 hereof), on the terms and conditions set forth in this Agreement and in the Plan, a copy of which has been provided to the Optionee.

1.2           This Option is not intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

1.3.          Except as otherwise defined herein, capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2.             Purchase Price.

The price at which the Optionee shall be entitled to purchase Shares upon the exercise of this Option shall be $               per Share (such price being subject to adjustment as provided in Section 10 hereof).

3.             Duration of Option.

The Option shall be exercisable to the extent and in the manner provided herein for a period of 10 years from the date hereof (the “Exercise Term”); provided, however, that the Option may be earlier terminated as provided in Section 6 or Section 8 hereof; provided, further, that the Option may, upon the death of the Optionee be later exercised for up to one (1) year following the date of the Optionee’s death if such death occurs prior to the tenth anniversary of the grant Date.

4.             Exercisability of Option.

Unless otherwise provided in this Agreement or the Plan, the Option shall entitle the Optionee to purchase, in whole at any time or in part from time to time, fifty percent (50%) of the total number of Shares covered by the Option after the expiration of one (1) year from the Grant Date and the remaining fifty percent (50%) of the total number of Shares covered by the Option after the expiration of the second anniversary of the Grant Date, and each such right of purchase shall be cumulative and shall continue, unless sooner exercised or terminated as herein provided, during the remaining period of the Exercise Term.  Any fractional number of shares resulting from the application of the foregoing percentages shall be rounded down to the next whole number of Shares.

5.             Manner of Exercise and Payment.

5.1           Notice of Exercise.  Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by delivery of written notice to the Company.  Such notice shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the Optionee or by any guardian, executor, administrator or other legal representative.  The notice shall be in the form of Exhibit A attached to this Agreement, or such other form as may be prescribed by the Corporation from time to time.  The Corporation may require proof satisfactory to it as to the right of such person to exercise the Option.  Not less than one hundred (100) shares may be purchased at any one time upon any exercise of the Option, unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option.

5.2           Deliveries.  The notice of exercise described in Section 5.1 hereof shall be accompanied by the full purchase price for the Shares in respect of which the Option is being exercised, in cash or by check or, if indicated in the notice, such payment shall follow by check from a registered broker acting as agent on behalf of the Optionee.  However, at the discretion of the Committee, the Optionee may pay the exercise price in part or in full by transferring to the Corporation Shares owned by the Optionee for a period of six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option.  Any Shares transferred to the Corporation as payment of the exercise price under an Option shall be valued at their Fair Market Value on the date of exercise of such Option.

5.3           Issuance of Shares.  Upon receipt of notice of exercise, full payment for the Shares in respect of which the Option is being exercised, and subject to Section 10, the Corporation shall take such action as may be necessary under applicable law to affect the issuance to the Optionee of the number of Shares as to which such exercise was affected.

5.4           Stockholder Rights.  The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to the Option until (a) the Option shall have been exercised in accordance with the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised and any withholding taxes due in connection with such exercise, (b) the Corporation shall have issued the Shares to the Optionee, and (c) the Optionee’s name shall have been entered as a shareholder of record on the books of the Corporation.  Upon the occurrence of all of the foregoing events, the Optionee shall have full voting and other ownership rights with respect to such Shares.

6.             Termination of Option.  Subject to Section 7 hereof, each Option shall terminate on the date which is the tenth anniversary of the Grant Date (or if later, the first anniversary of the date of the Optionee’s death if such death occurs prior to such tenth anniversary), unless terminated earlier as follows:

6.1           If the Optionee’s position as a director is terminated for any reason other than Disability, Death or for Cause, the Optionee may for a period of three (3) months after such termination exercise his or her option to the extent, and only to the extent, that the Option or portion thereof was vested and exercisable as of the date of such termination, after which time the Option shall automatically terminate in full.

6.2           If the Optionee’s position as a director is terminated by reason of Disability, all of the Option shall immediately become vested and exercisable and the Optionee may, for a period of twelve (12) months after such termination, exercise his or her Option, after which time the Option shall automatically terminate in full.

6.3           If the Optionee’s position as a director is terminated by reason of Death, or if the Optionee dies within three (3) months after termination as described in Section 6.1 hereof the Option shall immediately become vested and exercisable and the person or persons to whom such rights under the Option shall pass by will, or by the laws of descent or distribution may, for a period of twelve (12) months following the Optionee’s death, exercise the Option, after which time the Option shall terminate in full.

6.4           If the Optionee’s position as a director is terminated for Cause, the Option granted to the Optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised.

6.5           Except as expressly provided herein to the contrary, the Option, to the extent not yet vested and exercisable, shall terminate immediately upon the Optionee’s termination as a director of the Corporation for any reason.

7.             Effect of Change of Control.  In the event of a Change in Control, the Option shall become immediately and fully vested and exercisable and shall, notwithstanding any shorter period set forth in this Agreement, remain exercisable for a period ending not before the earlier of (x) the six (6) month anniversary of the termination of the Optionee’s position as a director or (y) the expiration of the Exercise Term.

8.             Non-Transferability.  The Option shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order; provided, however, that the Option may be transferred to members of the Optionee’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners.  For this purpose, immediate family means the Optionee’s spouse, parents, children, stepchildren and grandchildren and the spouses of such persons, children, stepchildren and grandchildren.

9.             Adjustments.  In the event of a Change in Capitalization, the Committee may make appropriate adjustments to the number and class of Shares or other stock or securities subject to this Option and the purchase price for such Shares or other stock or securities (an “Adjustment”).  In the event of (i) the liquidation or dissolution of the Corporation or (ii) a merger or consolidation of the Corporation (a “Transaction”), any such Adjustment may be as provided for in the plan or agreement of liquidation, dissolution, merger or consolidation.  If such plan or agreement does not expressly provide for the treatment of the Option in connection with the Transaction, the Option shall continue in effect in accordance with its terms and the Optionee shall be entitled to receive in respect of all Shares subject to the Option, upon exercise of the Option, the same number and kind of stock, securities, cash, property or other consideration that each holder of Shares was entitled to receive in the Transaction.  The Committee’s Adjustment shall be final and binding for all purposes of the Plan and the Agreement.  No Adjustment provided for in this Section 9 shall require the Corporation to issue a fractional share, and the total adjustment with respect to this Agreement shall be limited accordingly.

10.           Withholding.  The Corporation shall have the right to deduct form any amounts payable under this Agreement an amount equal to the federal, state, and local income taxes and other amounts as may be required by applicable law and to be withheld (the “Withholding Taxes”).  If the Optionee is entitled to receive Shares upon exercise of the Option, the Optionee shall pay the Withholding Taxes to the Corporation in cash prior to the issuance of such Shares.  In satisfaction of the Withholding Taxes, the Optionee may, unless the Committee determines otherwise, elect to have withheld a portion of the Shares issuable to him or her upon exercise of the Option, having an aggregate Fair Market Value, equal to the Withholding Taxes.

11.           No Right to Continued Position.  This Agreement and the Option shall not confer upon the Optionee any right with respect to continuance of a position on the Board of Directors of the Corporation, nor shall it interfere in any way with the right of the Corporation to terminate the Optionee’s board position as provided under the Corporation’s Bylaws, as amended from time to time.

12.           Entire Agreement.  This Agreement and the Plan constitute the entire agreement, and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

13.           Execution of Agreement; Modification of Agreement.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.  This Agreement may be modified, amended, supplemented or terminated by written agreement of the parties hereto; provided, that the Corporation may modify, amend, supplement or terminate this Agreement in a writing signed by the Corporation without any further action by the Optionee if such modification, amendment, supplement or termination does not adversely affect the Optionee’s rights hereunder.

14.           Invalidity of Provisions.  The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.  If any provision of this Agreement is held unlawful or unenforceable in any respect, such provision shall be revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible.

15.           Acknowledgment.  The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof as the same may be amended from time to time.  The Optionee hereby acknowledges that the Optionee has reviewed the Plan and this Agreement and understands his or her rights and obligations thereunder and hereunder.  The Optionee also acknowledges that the Optionee has been provided with such information concerning the Corporation, the Plan and this Agreement as the Optionee and his or her advisors have requested.

16.           Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

17.           Headings.  The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof.

18.           Resolution of Disputes.  Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee in good faith, whose determination shall be final, binding and conclusive for all purposes.

19.           Governing Law.  This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

20.           Specific Performance.  The parties hereto acknowledge that there will be no adequate remedy at law for a violation of any of the provisions of this Agreement and that, in addition to any other remedies which may be available, all of the provisions of this Agreement shall be specifically enforceable in accordance with their respective terms.

21.           Notice.  All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:

(a)           If to the Corporation, by regular mail, to:

Community Health Systems, Inc.

155 Franklin Road

Suite 400

Brentwood, TN 37027

Attention:  General Counsel

(b)           If to the Optionee or his or her legal representative, to such person at the address as reflected in the records of the Corporation.

22.           Consent to Jurisdiction.  Each party hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Tennessee and of the United States of America, in each case located in the County of Williamson, for any actions, suits or proceedings arising out of or relating to this Agreement, the Option or the Plan and the transactions contemplated hereby and thereby (“Litigation”) (and agrees not to commence any Litigation except in any such court), and further agrees that service of process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 22 hereof shall be effective service of process for any Litigation brought against such party in any such court.  Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation in the courts of the State of Tennessee or of the United States of America, in each case located in the County of Williamson, and hereby further irrevocable and unconditionally waives and agrees not to plead or claim in any such court that any Litigation brought in any such court has been brought in an inconvenient forum.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMMUNITY HEALTH SYSTEMS, INC.

Wayne T. Smith, President and CEO

Attest:

Rachel A. Seifert, Senior Vice President,
Secretary and General Counsel